                                                                    EXHIBIT 10.2

                              STOCK BONUS AGREEMENT

     Stock Bonus Agreement ("Agreement"), dated as of January 4, 1999, between TMP Worldwide Inc., a Delaware corporation with an address of 1633 Broadway, 33rd Floor, New York, NY 10019 ("TMP"), and name ("Acquiror"), an employee of or consultant to TMP or one of its subsidiaries whose residence address is address
 .

     1. On the basis of Acquiror's representations and warranties in this Agreement, TMP hereby issues to Acquiror share no. unregistered shares of its common stock, $.001 par value per share (the shares so issued to Acquiror are hereby collectively referred to as the "Shares").

     2. As a material inducement to TMP to enter into this Agreement and to issue the Shares in accordance with the terms of this Agreement, Acquiror hereby represents and warrants to TMP as follows:

          A. Acquiror acknowledges that Acquiror's representations, warranties and agreements contained herein are being relied on by TMP as the basis for the exemption of the issuance of the Shares to Acquiror from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable securities laws of various states.

          B. Acquiror has such knowledge and experience in financial and business matters and such experience in evaluating and investing in companies such as TMP as to be capable of evaluating the merits and risks of an investment in the Shares. Acquiror has the financial ability to bear the economic risk of Acquiror's investment in the Shares, has adequate means for providing for Acquiror's current needs and contingencies and has no need for liquidity with respect to Acquiror's investment in the Shares .

          C. Acquiror is acquiring the Shares for investment purposes only, and not with a view to, or for resale in connection with, any distribution thereof. Acquiror understands that the Shares have not been and will not be registered under the Securities Act, or under the securities laws of various states of the United States, by reason of a specified exemption from the registration provisions thereunder and that the Shares may only be sold pursuant to the Securities Act or pursuant to an exemption therefrom.

          D. Acquiror has relied upon independent investigations made by Acquiror or Acquiror's representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of TMP. Acquiror has, among other things, received and carefully reviewed (i) TMP's Registration Statement on Form S-1 (No. 333-12471), (ii) TMP's Registration Statement on Form S-1 (No. 333-31657), (iii) TMP's Annual Report on Form 10-K for the fiscal years ended December 31, 1996 and December 31, 1997, (iv) TMP's proxy statements dated May 19, 1997 and April 27, 1998, (v) TMP's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, and (vi) all other information filed by TMP pursuant to the Securities Act or Securities Exchange Act of 1934, as amended. Acquiror acknowledges that in connection with the transactions contemplated hereby, neither TMP nor anyone acting on its behalf or any other person has made, and Acquiror is not relying upon, any representations, statements or projections concerning TMP, its present or projected results of operations, financial condition, prospects, present or future plans, products and services, or the value of the Shares or any other matter in relation to TMP's business or affairs. Acquiror has had an opportunity to discuss TMP's business, management, financial affairs and acquisition plans with its management, to review TMP's facilities, and to obtain such additional information concerning Acquiror's investment in the Shares in order for Acquiror to evaluate its merits and risks, and Acquiror has determined that the Shares are a suitable investment for Acquiror.

          E. Acquiror acknowledges that no action has been taken that would permit an offering of Shares to the public in the jurisdiction in which Acquiror is resident or located or in any other jurisdiction where action for that purpose would be required and, accordingly, no Shares may be resold in any jurisdiction in any manner that would result in the characterization of the transactions contemplated hereby or the offer of Shares as a public offering.

          F. Acquiror is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement or the adequacy of the disclosure provided hereby, and Acquiror must forego the security, if any, that such a review would provide.

          G. Acquiror is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act by reason of being (i) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year or (ii) a natural person whose individual net worth, or joint net worth with that person's spouse, at the date of this agreement exceeds $1,000,000.

          H. Acquiror understands and acknowledges that neither the Internal Revenue Service nor any other tax authority has been asked to rule on the tax consequences of the transactions contemplated hereby and accordingly, in making Acquiror's decision to acquire Shares Acquiror has relied upon the investigations of Acquiror's own tax and business advisers in addition to Acquiror's own independent investigations, and that Acquiror and Acquiror's advisers have fully considered all the tax consequences of Acquiror's acquisition of the Shares.

          I. The representations, warranties and agreements of Acquiror in this Agreement shall survive the execution and delivery of this Agreement.

          J. Acquiror understands that all certificates for any and all Shares issued to Acquiror shall bear a legend in substantially the following form:

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

     3. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous arrangements relating thereto, (ii) may be signed in counterparts, (iii) shall be governed by the laws of the state of New York, United States of America (other than the conflicts of laws provisions thereof), (iv) may not be amended, terminated or waived orally and (v) may not be assigned by Acquiror. Acquiror has not relied on any representation not set forth in this Agreement.


TMP Worldwide Inc.



By:
   -------------------------------------  --------------------------------------
      Name:
      Title: